ANC Rental Corporation, et al. Case Number 01-11200 Substantively Consolidated
COMBINED SCHEDULE OF CASH RECEIPTS AND DISBURSEMENTS — SUBSTITUTE MOR-1
For the Period April 1, 2004 to April 30, 2004

	Current Period	Activity - Filing
	Activity	Period to Date
	ACTUAL	ACTUAL

Cash — Beginning of Period	$14,309,843	$101,226,814
Receipts:
Credit Card and Local Deposits	—	3,783,977,111
Collections of Accounts Receivable	13,516	1,129,093,968
Other Receipts — See Note 5 Below	56,613	1,133,832,860

Total Receipts	$70,129	$6,046,903,939
Disbursements:
US Trustee Fees Paid	16,500	656,250
4 Fleet Operating Expenses	—	312,469,217
5a Personnel — Net Cash Payroll	—	470,673,178
5b Personnel — Payroll Taxes Paid	—	177,255,692
5c Personnel — Benefits Payments	—	140,980,642
5d Personnel — Payments of Garnishments Withheld	—	3,982,091
6 Travel Expenses Paid	—	9,755,142
7 Fuel Payments For Rental Fleet	—	88,990,045
8 Airport — Agency — Concession Fees Paid	—	375,635,115
9 Insurance Payments All	—	215,564,562
11 Facility and Other Fixed Operating Expenses Paid	—	375,115,781
13 Travel Agency Tour Operator Commission Payments	—	158,023,825
14 Advertising Payments	—	106,395,931
15 IT Consulting Payments	—	111,295,973
16 IT Other Cash Payments	—	39,361,917
17 Sales Taxes and Other Taxes Paid	46,338	451,134,985
18 Professional Fees Paid — Ordinary Course	—	28,465,108
19 Professional Fees Paid — Bankruptcy Professionals	341,033	49,165,828
20 Other Miscellaneous Operating Expenses Paid	48,749	190,990,155
23 Capital Expenditures	—	31,422,159
24 Interest and Financing Fees Paid	—	58,831,871
25 Vehicle Holding Costs Paid	—	1,796,983,772
25.1 Fleet Purchase Payments and Financing Enhancements	—	626,101,604
26 Working Capital Fundings to Subsidiaries	—	4,000,000
Cash Purchased by Vanguard at Closing	—	94,153,390
Loan Repayment to Congress and LOC Collateralization	—	55,117,839
Payoff Lehman Supplemental Facility	—	40,000,000
Partial Payment to Lehman — Bridge Loan Facility	—	121,681,330

Total Disbursements	$452,620	$6,134,203,401
Net Cash Flow	(382,491)	(87,299,462)

Cash at End of Period	$13,927,352	$13,927,352

Note 1	All Operations effectively in Vanguard’s control as of 10/01/03 — Sale to Vanguard closed 10/14/03.
Note 2	“Projected” amounts no longer valid as no cash budget prepared for post-sale liquidation.
Note 3	Effective July 2002, category 12 “Other” has been combined with Category 20 “Other”
Note 4	Effective August 2002, all Insurance payments combined in item 9 “Insurance All”
Note 5	Other receipts for this reporting period consist primarily of tax refunds.

ANC Rental Corporation et al.
Case Number 01-11200 Substantively Consolidated Balance Sheet
April 30, 2004

ASSETS
Current Assets
Cash—Investments and Other Cash	$1,539,036
Cash — ANC Primary Disbursement	5,238

Total Unrestricted Cash		1,544,274
Restricted Cash — Professional Fee Escrow	5,583,078
Restricted Cash — Tax Escrow	6,800,000
Total Restricted Cash		12,383,078
Accounts Receivable Other	276,633
Corporate Accounts	3,651,950
Collission Damage Recovery A/R	2,873,499
Collision Damage Recovery Reserve	(2,873,499)
Provision — Trade A/R	(3,651,950)

Total Accounts Receivable — Net of Allowances		276,633
Total Current Assets		14,203,985
Other Assets
Deposits — Insurance Collateralization	58,215
Total Other Assets		58,215
Total Assets		$14,262,200
LIABILITIES AND CAPITAL
Administrative Liabilities: (Note 1)
Accounts Payable — A/P System	$927,417
Administrative Claim — Legal and Professional Fee Holdback 20%	775,569
Accrued Interest On 3rd Party Debt	6,500,000
Reserve for Other Professional Fees and Administrative Claims	3,675,000

Estimated Administrative and Professional Fee Reserves		11,877,986
Secured Liabilities:
Accrued Ad-Valorem Tax Reserve		6,800,000
Priority Liabilities:
Accrued Prepetition Personal Property Taxes		2,264,409
Other Priority Creditor Accruals		444,127
General Unsecured Liabilities:
Reserves for General Unsecured Claims		459,933,917
Total Liabilities		481,320,439
Total Capital		(467,058,239)

Total Liabilities & Capital		$14,262,200

Note 1: Total administrative claims submitted by creditors exceed $18.0 million. Debtors are disputing balances not accrued above. Accruals will be made and reported as required under APB5 as claims are resolved.

ANC Rental Corporation, et al.
Case Number 01-11200 Substantively Consolidated
Statement of Operations
For the Periods as indicated

	For the one month	For the four months
	ended 04/30/04	ended 04/30/04

Revenues
Oth Inc/Exp (Admin Only)	$507,518	$830,851

Total Revenues	507,518	830,851

Cost of Sales	—	—

Total Cost of Sales	—	—

Gross Profit	507,518	830,851
Expenses:
Citations	(207)	(323)
Turnback Expense Charges	—	356
Damage Repair—Collections	(18,177)	(57,384)
Unemployment Taxes—State	2	258
Payroll Taxes—Other	—	3,250
Bank Service Charges	1,784	11,850
Consulting Fees	146,851	810,650
Accounting — Auditing Fees	—	342
Legal Fees	519,191	1,502,802
Data Processing Services	6,600	24,662
Rent Expense	3,750	3,750
Utilities	(754)	(754)
Telephone/Communications	—	(482)
Personal Property Taxes	(15,805)	(665,488)
Non-Property Taxes	(6,319)	12,826
Environmental Costs	—	(8,782)
Corporate Provision For Bad Debt	—	—
Misc Other Expense (Operating)	(8,990)	(20,581)

Total Expenses	627,926	1,616,952

Net Income	$(120,408)	$(786,101)

Note: Other Income — Asset Recoveries consists primarily of recoveries from adversarial preference actions initiated by the Debtors.